Exhibit 4.5

CERTIFICATE OF LIMITED PARTNERSHIP
OF
SPIRIT REALTY, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
FIRST.        The name of the limited partnership is Spirit Realty, L.P.
SECOND.    The address of the registered office of Spirit Realty, L.P. in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.
THIRD.    The name and business address of the general partner is as follows:
SPIRIT GENERAL OP HOLDINGS, LLC
14631 No. Scottsdale Road, Suite 200
Scottsdale, AZ 85254·2711
FOURTH.    This Certificate of Limited Partnership shall be effective at 7:00 A.M. eastern time on September 25, 2012.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Spirit Realty, L.P. this 24 day of September, 2012.
SPIRIT GENERAL OP HOLDINGS, LLC,
As general partner of Spirit Realty, L.P.

By:    /s/ Peter M. Mavoides
Name:    Peter M. Mavoides
Title:    President